UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHELTER ACQUISITION CORPORATION I
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On November 25, 2022, Shelter Acquisition Corporation I (“Shelter” or the “Company”) filed a definitive proxy statement, as supplemented on December 7, 2022 (the “Proxy Statement”), relating to a special meeting of stockholders to approve, among other things, (i) amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment Proposal”) and (ii) an amendment to the Investment Management Trust Agreement, dated June 29, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental” and such proposal, the “Trust Amendment Proposal” and, together with the Charter Amendment Proposal, the “Proposals”). If approved, the Charter Amendment Proposal will change the date by which the Company must cease all operations (except for the purpose of winding up) if it fails to consummate a business combination from January 2, 2023 to June 30, 2023 or such earlier date as the Board of Directors (the “Board”) may determine to be in the best interests of the stockholders (which earlier date may be prior to January 2, 2023). In connection with the approval of the Charter Amendment Proposal, the holders of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Public Shares”), may elect to redeem all or a portion of their Public Shares in exchange for their pro rata portion of the funds held in the trust account (the “Voluntary Redemption”). The Company expects to complete the Voluntary Redemption on or around the Early Termination Date (as defined below).

On December 16, 2022, the Board unanimously determined that, subject to stockholder approval of the Proposals, it is in the best interests of the Company’s stockholders for the Company to cease operations and redeem all remaining Public Shares on December 21, 2022 (the “Early Termination Date”). Accordingly, subject to stockholder approval of the Proposals, on the Early Termination Date (i) the Company will complete the Voluntary Redemption, (ii) the Company will cease operations and redeem all remaining Public Shares on or around December 27, 2022 and (iii) the Company and Continental will amend the Trust Agreement to liquidate the trust account.

If the Proposals are approved, the last day of trading of the Public Shares is expected to be December 21, 2022. The special meeting will be held on Wednesday, December 21, 2022, at 9:00 a.m. Eastern Time, and the record date for the meeting is the close of business (New York time) on November 21, 2022.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Special Meeting and the board’s authority if the proposals at the Special Meeting are approved. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On November 25, 2022, the Company filed the Definitive Proxy Statement with the SEC in connection with its solicitation of proxies for the Special Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Definitive Proxy Statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: Shelter Acquisition Corporation I, 6 Midland Street #1726, Quogue, New York 11959.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. You may obtain free copies of these documents using the sources indicated above.